                                                              EXHIBIT 99.(B)(16)

Effective Premiums
--------------------------------------------------------------------------------


 .  Transaction value of $35.60 in cash was analyzed.


                                                            JRM Value    Premium
                                                            ---------    -------

    Relative To JRM Close On April 30, 1999
    ---------------------------------------
    Nominal Premium                                          $ 31.50      13.0%
    No Premium On Excess Cash /1/                                         22.1

    Relative To Estimated JRM Price If No Transaction
    -------------------------------------------------
    Nominal Premium                                          $ 29.91     19.0%
    No Premium On Excess Cash/1/                                         33.6

    Relative to 20-Day Trading Average Through March 9, 1999
    --------------------------------------------------------
    Nominal Premium                                          $ 23.55     51.2%
    No Premium On Excess Cash /1/                                       113.7

     ---------------------------------------
     /1/ Excess cash is $12.95 per JRM share.

    Comparable Minority Squeeze Out Premium Analysis - Cash Transactions/1/
    -----------------------------------------------------------------------
    (Dollar amounts in millions, except per share)


                                                                              Date            Transaction           Percent
     Acquiror                                  Subsidiary                   Announced             Value             Acquired
-----------------                     ---------------------------        ---------------    ---------------       --------------
GTE Corp.                             Contel Cellular, Inc.               9/08/94               254.3                 10.0
Pacificorp                            Pacific Telecom                    11/02/94               159.0                 13.4
Fleet Financial Group                 Fleet Mortgage Group               12/28/94               188.1                 19.0
Club Mediterranee SA                  Club Med Inc.                       4/05/94               153.4                 33.0
COBE Laboratories SA (Gambro AB)      REN Comp-USA                        7/14/95               182.1                 47.0
Novartis AG                           SyStemix, Inc.                      5/27/96               107.6                 26.8
Zurich Versicherungs GmbH             Zurich Reinsurance Centre           1/13/97               319.0                 34.0
Mafoo Holdings Inc.                   Mafoo Consolidated Group            1/21/97               116.8                 15.0
Monsanto, Inc.                        Calgene, Inc.                       1/28/97               242.6                 43.7
Anthem, Inc.                          Acordia, Inc.                       6/02/97               193.2                 33.2
Investor Group                        BET Holdings, Inc.                  3/17/98               462.3                  N/A
Dow AgroSciences (Dow Chemical)       Mycogen Corp.                       4/30/98               355.2                  N/A
Usinor SA                             J&L Specialty Steel, Inc.           9/23/98               115.0                 46.5
---------------------------------------------------------------------------------------------------------------------------------
   Mean/2/                                                                                    $ 223.0                 26.6%
   Median                                                                                       190.7                 29.9
---------------------------------------------------------------------------------------------------------------------------------


Premium:  Closing Valuation Relative To
          Historical Share Prices
----------------------------------------
                                Four
  One-Day        One-Week       Weeks
   Prior           Prior        Prior
-----------     ----------    ----------
   43.7             37.8         36.0
   23.7             23.7         23.7
   19.4             18.5         18.5
   41.4             39.9         44.6
   27.0             20.3         26.0
   25.6             23.1         25.3
   17.1             18.5         11.6
   23.5             23.5         27.6
   62.0             60.0         60.0
   12.7             11.5         26.0
   53.7             58.5         58.2
   41.8             40.0         52.4
  100.0            112.5         37.8

Source:  Securities Data Corporation.

--------------------------------------
/1/ Cash transactions in the $100 million to $1 billion range since January 1, 1994.
/2/    Excluding high and low.

Analysis Of JRM Value At April 30, 1999
--------------------------------------------------------------------------------
(Amounts in dollars)



                                                  Prior To Announcement Date
                                                --------------------------------
                                                          20-Day      3-Month
                                                One-Day   Trading     Trading
                                                Prior/1/  Average/2/  Average/2/
                                                --------------------------------

Percent Change To Current
-------------------------
OSX                                               39.4%     51.1%      46.9%
Offshore Construction Comparables                 56.7      69.3       62.6
Oil Service Comparables                           44.2      55.0       49.8
                                                 -------   ------     ------
   Average                                        46.7%     58.5%      53.1%
                                                 =======   ======     ======

JRM Share Price                                  $24.38    $23.55     $24.26
Less:  Excess Cash                               (12.95)   (12.95)    (12.95)
                                                 -------   ------     ------
   Net Share Price                                11.43     10.60      11.31

Net Share Price Adjusted For Industry Recovery    16.77     16.80      17.32
Plus:  Excess Cash                                12.95     12.95      12.95
                                                 -------   ------     ------
   Estimated JRM Share Price If No Transaction   $29.72    $29.75     $30.27
                                                 =======   ======     ======

   Estimated MII Share Price If No Transaction   $28.76    $27.98     $29.41
                                                 =======   ======     ======


        -----------------------------------------------------------
        Suggested JRM Value Adjusted For Recovery/3/       $29.91
                                                           ======

        Suggested MII Value Adjusted For Recovery/4/       $28.72
                                                           ======
        -----------------------------------------------------------


-------------------------
/1/  March 9, 1999
/2/  Period ending March 9, 1999.
/3/  Closing price on April 30, 1999 was $31.50.
/4/  Closing price on April 30, 1999 was $29.00.

Transaction Multiples
--------------------------------------------------------------------------------



        .  At transaction price of $35.60:


                                                  EPS             P/E Ratio
                                             ---------------   ---------------
                                              2000     2001    2000      2001
                                             ------    -----   -----     -----
               Nominal P/E Ratio             $ 1.10   $ 1.82   32.4x     19.6x

               P/E Ratio On JRM Business                       39.6x     17.6x

Comparison Of Multiples/1/
--------------------------------------------------------------------------------



                                                1999 P/E        2000 P/E
                                                Multiple        Multiple
                                              ------------    ------------

        JRM Comparables
        ---------------
        Aker Maritime                            12.7x           12.0x
        Coflexip                                 17.0x           15.0x
        Cooper Cameron                           35.3x           27.3x
        Dril-Quip                                33.4x           25.4x
        DSND                                      9.5x            9.8x
        IHC Caland                               16.6x           14.6x
        Global Industries                        49.2x           25.7x
        Oceaneering                              14.7x           14.2x
        Salpem                                   14.5x           12.8x
        Stolt Comex                              16.4x           13.0x
                                                -------         -------
           Average                               21.9x           17.0x
                                                =======         =======

        MII Comparables
        ---------------
        Babcock Intl. Group                      10.5x            9.4x
        Jacobs Engineering                       16.0x           13.8x
        Fluor                                    12.6x           14.5x
        Litton Industries                        14.9x           13.4x
        Foster Wheeler                           10.2x           16.5x
                                                -------         -------
          Average                                12.8x           13.5x
                                                =======         =======





        --------------------------
        /1/  As of April 30, 1999.

Premiums And Accretion/(Dilution) In All-Cash Transaction
--------------------------------------------------------------------------------
(Amounts in dollars)





                                                                Cash Offer
                                                                   Value
                                                                   $35.60
                                                                -----------
        MII EPS Accretion/(Dilution)
        ----------------------------

                2000                                            $  (0.52)

                Percent                                            (28.5%)


                2001                                            $  (0.34)

                Percent                                            (13.3%)


        Excess Cash (Post Transaction)                                --